     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996
                                                  REGISTRATION NO. 33-__________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            --------------------

                                  Form S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                      INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in charter)



                           Delaware                                          75-2422983
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)


                8200 Springwood Drive, Suite 230
                      Irving, Texas  75063                                     75063
    (Address of registrant's principal executive offices)                   (Zip Code)


                            --------------------

           INTEGRATED SECURITY SYSTEMS, INC. 1993 STOCK OPTION PLAN
                      (AS AMENDED ON DECEMBER 30, 1994)

                              Gerald K. Beckmann
                               President & CEO
                      Integrated Security Systems, Inc.
                       8200 Springwood Drive, Suite 230
                              Irving, TX  75063
                                (214) 444-8280
            (Name, address and telephone number agent for service)


                                  Copies to:
                                DAVID H. ODEN
                           Haynes and Boone, L.L.P.
                         901 Main Street, Suite 3100
                              Dallas, TX  75202
                                (214) 651-5000


                       CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of each Class                         Proposed Maximum      Proposed Maximum
of Securities to be   Amount to be          Offering Price Per    Aggregate Offering    Amount of
Registered            Registered(1)         Share(2)              Price(2)              Registration Fee 3)
- ------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value        370,680 shares               $3.495            $1,295,527               $447.00
============================================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities act of 1933, as amended.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices on the Nasdaq SmallCap Market on June 6, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Integrated Security Systems, Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 33-75582) filed with the Securities and Exchange Commission (the "Commission") on February 18, 1994, as amended on April 28, 1994 (the "1994 Form S-8").


   INTEGRATED SECURITY SYSTEMS, INC. 1993 STOCK OPTION PLAN (AS AMENDED ON
                              DECEMBER 30, 1994)

     By means of the 1994 Form S-8, the Company registered 129,320 shares of Common Stock pursuant to its 1993 Stock Option Plan dated September 7, 1993 (the "Plan"). This registration statement registers an additional 370,680 shares of Common Stock issuable pursuant to the Plan, as authorized by the Company's stockholders at the Company's Special Meeting of Stockholders held on December 30, 1994.



                                    EXHIBITS

4.1 The Company's 1993 Stock Option Plan dated September 7, 1993, as amended on December 30, 1994.

5.1   Opinion of Haynes and Boone, L.L.P.

23.1  Consent of Price Waterhouse LLP

23.2  Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion)

24.1  Power of Attorney (included on the signature page hereto)




                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on June 10, 1996.



                                         INTEGRATED SECURITY SYSTEMS, INC.
                                     ------------------------------------------
                                                    (Registrant)


                                               /s/ GERALD K. BECKMANN
                                     ------------------------------------------
                                                 Gerald K. Beckmann
                                     Director, Chairman of the Board, President
                                            and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Gerald K. Beckmann and James W. Casey and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statements has been signed by the following persons in the capacities and on the dates indicated.




      Signature                           Title                         Date
- ----------------------  ------------------------------------------  -------------
/s/ GERALD K. BECKMANN      President, Chief Executive Officer
- ----------------------          and Chairman of the Board,
  Gerald K. Beckmann          (Principal Executive Officer)         June 12, 1996

  /s/ JAMES W. CASEY    Vice President and Chief Financial Officer
- ----------------------       (Principal Financial Officer and
    James W. Casey            Principal Accounting Officer)         June 12, 1996

/s/ ROBERT M. GALECKE
- ----------------------
  Robert M. Galecke                      Director                   June 12, 1996

 /s/ JOHN P. JENKINS
- ----------------------
   John P. Jenkins                       Director                   June 12, 1996

 /s/ FRANK R. MARLOW
- ----------------------
   Frank R. Marlow                       Director                   June 12, 1996

                                 EXHIBIT INDEX


Exhibit No.                     Description
- -----------                     -----------

   4.1 The Company's 1993 Stock Option Plan dated September 7, 1993, as amended on December 30, 1994.

   5.1       Opinion of Haynes and Boone, L.L.P.

  23.1       Consent of Price Waterhouse LLP

  23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion)

  24.1       Power of Attorney (included on the signature page hereto)